Exhibit 10.4.2

SECOND AMENDMENT TO THE
MERISTAR HOSPITALITY CORPORATION
INCENTIVE PLAN

     Pursuant to the approval by the Board of Directors of MeriStar Hospitality Corporation (the “Company”) and the Company’s shareholders at the Company’s 2002 Annual Meeting, the MeriStar Hospitality Corporation Incentive Plan (the “Plan”) is amended, effective June 9, 2003, by deleting the language contained in Section 7.1 in its entirety and by replacing such language with the following text:

     Award. In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards; provided, however, that no individual may receive Stock Awards with respect to more than 250,000 shares of Common Stock in any calendar year.

     IN WITNESS WHEREOF, MeriStar Hospitality Corporation has caused this amendment to the Plan to be duly executed in its corporate name this 9th day of June, 2003.

MERISTAR HOSPITALITY CORPORATION

/s/ Jerome J. Kraisinger

Jerome J. Kraisinger
Executive Vice President, General Counsel, and Secretary